UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7699	95-1948322
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

As previously reported, on March 10, 2009 (the “Petition Date”), Fleetwood Enterprises, Inc. (“Fleetwood”) and certain of its direct and indirect subsidiaries (collectively with Fleetwood, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Bankruptcy Court”).  The Debtors chapter 11 cases are being jointly administered under Fleetwood’s caption and case number, In re: Fleetwood Enterprises, Inc. et al., Chapter 11 Case No. 09-14254-MJ (collectively, the “Chapter 11 Cases”).  The Debtors plan to continue to operate their businesses as “debtors-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 1, 2009, certain of the Debtors (collectively the “DIP Debtors”), including Fleetwood as a guarantor, entered into a Fourth Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms thereof, the “DIP Credit Agreement”) among the DIP Debtors, Bank of America, N.A., as administrative agent for the lenders party thereto (the “Agent”) and the lenders from time to time party thereto (the “DIP Lenders”).  The DIP Credit Agreement amends and restates the DIP Debtors’ existing prepetition secured credit agreement (the “Prepetition Credit Agreement”) and received interim approval by the Bankruptcy Court on April 1, 2009, but remains subject to final approval by the Bankruptcy Court at a hearing scheduled for April 21, 2009.

Certain modifications to the Prepetition Credit Agreement that are reflected in the DIP Credit Agreement include, but are not limited to, (i) the maximum revolver amount has been reduced from up to $135,000,00 to $80,000,000, (ii) the financial covenants were modified to provide for testing of cash receipts and aggregate and line item cash expenditures, (iii) security over additional real estate assets has been added, (iv) a super-priority administrative claim with respect to the obligations under the DIP Credit Agreement and related loan documents has been granted, (v) the determination of the eligible real estate portion of the borrowing base has been modified, (vi) consent of the required lenders (lenders representing more than 80% of the total commitment or, if Agent’s share is 35.5% or less, more than 66 2/3% of the total commitment) is now needed for most modifications and waivers rather than consent of the majority lenders, (vii) there is no longer the option for LIBOR loans and the interest rates have been modified and (viii) certain representations, warranties, reporting and notice requirements and events of default have been added to address the Chapter 11 Cases and to reflect the fact that Fleetwood and certain of its direct and indirect subsidiaries are Debtors.

The DIP Credit Agreement provides for, among other things, (i) the assumption by the DIP Debtors of their obligations under the Prepetition Credit Agreement, including an assumption and reaffirmation of all letters of credit existing under the Prepetition Credit Agreement and (ii) senior secured super-priority post-petition extensions of credit in an aggregate principal amount not to exceed $80,000,000, which shall include a $65,000,000 sub-limit for letters of credit (including the assumed letters of credit) and related credit support. The commitment is subject to reduction in accordance with the terms of the DIP Credit Agreement.

Extensions of credit under the DIP Credit Agreement are each subject to a borrowing base derived from a formula based on certain eligible inventory plus certain eligible accounts, certain eligible cash collateral and a certain amount attributable to real property of the DIP Debtors less reserves that may be established by the Agent.

Borrowings under the DIP Credit Agreement bear interest at a rate based on the base rate (the Agent’s “prime rate”) plus 4.5%.  If the DIP Debtors default on their obligations under the DIP Credit Agreement, the default rate of interest will be the rate otherwise in effect plus 2.00% per annum.  In addition to interest, the DIP Debtors are required to pay a commitment fee of 0.50% per annum in respect of the unutilized commitments under the DIP Credit Agreement.  The DIP Debtors will also pay a letter of credit fee equal to 6.00% per annum times the undrawn face amount of each letter of credit as well as a fronting fee of 0.125% per annum of the undrawn face amount of each letter of credit.

All of the obligations under the DIP Credit Agreement are secured by Fleetwood, the borrowers, and Fleetwood International Inc., all as debtors and debtors-in-possession, as well as Fleetwood Canada Ltd., a non-Debtor subsidiary of Fleetwood.  In addition, the DIP Credit Agreement will be secured by super-priority liens on all of the assets of the borrowers and guarantors, which liens shall be senior to all other liens other than (i) a professional fee allowance and (ii) certain liens that were perfected prior to the Petition Date if (and only if) and only for so long as they are not avoided, disallowed or subordinated  pursuant to the Bankruptcy Code or applicable non-bankruptcy law or otherwise set aside by the Bankruptcy Court.

The DIP Credit Agreement provides for certain financial and other covenants including, but not limited to, affirmative and negative covenants with respect to additional indebtedness, new liens, declaration or payment of dividends, sales of assets, acquisitions, loans, aggregate cash receipts, line item and aggregate cash expenditures, investments and compliance with the approved budget, among others.  The DIP Credit Agreement also contains customary representations and warranties including, but not limited to, those relating to corporate existence, litigation, use of proceeds, ERISA, compliance with law, environmental matters and insurance.  Subject to certain exceptions, the DIP Credit Agreement also requires certain mandatory prepayments of borrowings from the net proceeds of certain asset dispositions.

The DIP Credit Agreement will mature, and all obligations owing thereunder will be due and payable at the earliest to occur of (i) October 31, 2009, (ii) the effective date of any confirmed plan or plans of reorganizations of the DIP Debtors in the Chapter 11 Cases, (iii) the date of termination of the facility, (iv) the date the DIP Credit Agreement is otherwise terminated in accordance with its terms, (v) the date that the revolving credit commitments are terminated or have expired, (vi) five business days after April 2, 2009 if the interim order has not been entered by the Bankruptcy Court by such date, (vii) forty-five days following the Petition Date if the final order has not been entered by the Bankruptcy Court by such date, (viii) the date on which the interim order expires unless a final order shall have been entered and become effective by such date, (ix) the close of business on the first business day after the entry of the final order if the Agent’s fees have not been paid, (x) the date of entry of an order of the Bankruptcy Court confirming a plan of reorganization in any Chapter 11 Case that has not been consented to by the required lenders and fails to provide for payment in full in cash of all obligations under the DIP Credit Agreement and the other loan documents on the effective date of such plan, (xi) the date of the closing of a sale of all or substantially all of any DIP Debtor’s assets and (xii) if a plan of reorganization that has been consented to or provides payment in full in cash of all obligations under the DIP Credit Agreement and the other loan documents on the effective date of such plan has been confirmed by an order of the Bankruptcy Court, the earlier of the effective date of such plan of reorganization or the sixtieth day after the date of entry of such confirmation order.  Payment under the DIP Credit Agreement may be accelerated following certain events of default if not cured within applicable grace periods including, but not limited to, dismissal of any of the Chapter 11 Cases or conversion to chapter 7 of the Bankruptcy Code, appointment of a trustee or examiner with enlarged powers, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties and failure to reach certain benchmarks by the dates agreed with the Agent indicating reasonable progress towards a sale of the assets comprising either the Debtors’ manufactured homes division or substantially all of the non-idle assets (including the manufactured homes division) of Fleetwood and its subsidiaries.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1

Fourth Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of April 1, 2009, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereof, Bank of America, N.A., as administrative agent for the lenders party thereto, and the lenders from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: April 3, 2009	BY:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Corporate
Development, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fourth Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of April 1, 2009, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereof, Bank of America, N.A., as administrative agent for the lenders party thereto, and the lenders from time to time party thereto.